UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2010

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) held its 2010 Annual Meeting of Stockholders on June 9, 2010. At the Meeting stockholders voted on (i) the election of nine directors of the Company; (ii) the approval of an amendment to the Company’s 1998 Employee Stock Purchase Plan; (iii) ratification of the Board of Directors’ selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2010; and (iv) the discretion of the proxies to vote on the transaction of other business. The number of votes cast for and against or withheld with respect to each such matter and the number of abstentions and broker non-votes are set forth below.

	Votes For	Votes Against	Votes Withheld	Abstentions/ Broker Non-Votes
(i) Election of Directors				5,167,175
Kurt W. Briner	22,486,842	0	172,702
Charles A. Baker	20,975,073	0	1,684,471
Mark R. Baker	22,485,622	0	173,922
Peter J. Crowley	21,015,317	0	1,644,227
Mark F. Dalton	20,978,925	0	1,680,619
Stephen P. Goff, Ph.D.	14,486,094	0	8,173,450
Paul J. Maddon, M.D., Ph.D.	22,476,537	0	183,007
David A. Scheinberg, M.D., Ph.D.	21,991,316	0	668,228
Nicole S. Williams	22,506,742	0	152,802

(ii) Approval of amendment of the 1998 Employee Stock Purchase Plan	21,908,250	656,677	94,617	5,167,175

(iii) Ratification of selection of PricewaterhouseCoopers LLP	27,775,608	47,558	3,553	0

(iv) Discretion on other business	9,527,667	18,187,079	111,973	0

Item 8.01. Other Events.

The Company today announced the election of board member Peter J. Crowley as Chairman of the Board at the Company’s Annual Meeting, replacing Kurt Briner, who stepped down as Chairman at the end of his term while remaining a director.

A copy of Progenics’ press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated June 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
          By:  /s/ ROBERT A. MCKINNEY
Robert A. McKinney
                                                Chief Financial Officer, Senior Vice President,
                              Finance & Operations and Treasurer

Date:  June 10, 2010